UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

INDUS REALTY TRUST, INC.

(Exact name of registrant as specified in charter)

Maryland	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On June 29, 2023, INDUS Realty Trust, Inc., a Maryland corporation (the “Company”), completed the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 22, 2023, by and among the Company, IR Parent, LLC, a Delaware limited liability company (“Parent”), and IR Merger Sub II, Inc., a Maryland corporation and a wholly-owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”). Pursuant to the Merger Agreement, at the closing, Merger Sub merged with and into the Company, with the Company surviving as a subsidiary of Parent (the “Surviving Entity”) and the separate corporate existence of Merger Sub ceased (the “Merger”). The Parent Parties are affiliates of GIC Real Estate, Inc., a global institutional investor, and Centerbridge Partners, L.P., a private investment management firm (together, the “Sponsors”).

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on June 29, 2023, the Company repaid in full all outstanding indebtedness and terminated all obligations and commitments under its Amended and Restated Credit Agreement, dated as of April 21, 2022, by and among INDUS RT, LP, as the borrower, and a syndicate of banks (the “Lenders”) for which JPMorgan Chase Bank, N.A. acted as Administrative Agent, Joint Lead Arranger and Joint Bookrunner, and Citibank, N.A. acted as Joint Lead Arranger, Joint Bookrunner and Syndication Agent (the “Existing Credit Agreement”). The Company did not incur any early termination penalties as a result of the repayment of indebtedness or termination of the Existing Credit Agreement, which had a scheduled maturity date of April 21, 2025, in the case of the revolving facility, and April 21, 2027, in the case of the initial term facility and delayed draw term facility. In connection with the repayment of the outstanding indebtedness by the Company under the Existing Credit Agreement, any guarantees, liens and other security interests in connection therewith were automatically terminated and/or released, as applicable.

The material terms of the Existing Credit Agreement are more fully described in the Company’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 3, 2023, which description is incorporated herein by reference. The description of the Existing Credit Agreement incorporated by reference is not complete and is subject to and entirely qualified by reference to the full text of the Existing Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 3.01, 3.03, 5.01, 5.02, 5.03 and 8.01 is incorporated herein by reference into this Item 2.01.

On June 29, 2023, pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as a subsidiary of Parent. As a result of the Merger, in accordance with the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Merger Effective Time”), each share of common stock, $0.01 par value per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Merger Effective Time (other than such shares of Company Common Stock held by the Parent Parties or any of their respective affiliates) was automatically cancelled and converted into the right to receive an amount in cash equal to $67.00 per share (the “Merger Consideration”), without interest.

Each issued and outstanding share of Company Common Stock held by the Parent Parties or any of their respective affiliates that was issued and outstanding as of the Merger Effective Time was unaffected by the Merger (and no consideration was paid) and each such share remains issued and outstanding as one share of common stock of the Surviving Entity.

In accordance with the terms and subject to the conditions set forth in the Merger Agreement, immediately prior to the Merger Effective Time, the outstanding warrant to purchase Company Common Stock (the “Company Warrant”) was automatically cancelled and terminated and converted into the right to receive from the Surviving Entity an amount in cash (without interest) equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock underlying the Company Warrant immediately prior to the Merger Effective Time by (y) an amount equal to the Merger Consideration less the per share exercise price of the Company Warrant, less applicable withholding taxes (if any); provided, however, that in the event the applicable per share exercise price of the Company Warrant is greater than the Merger Consideration, the Company Warrant will be cancelled without consideration.

In accordance with the terms and subject to the conditions set forth in the Merger Agreement, immediately prior to the Merger Effective Time:

●	each outstanding and unexercised option to purchase shares of Company Common Stock (a “Company Option”) was cancelled and terminated and converted into the right to receive from the Surviving Entity an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock underlying such Company Option immediately prior to the Merger Effective Time by (y) an amount equal to the Merger Consideration less the per share exercise price of such Company Option, less any applicable withholding taxes, which shall be payable (i) in the case of any Company Option (A) that is vested as of immediately prior to the Merger Effective Time, (B) which vests by its terms solely as a result of the Merger, (C) was granted prior to January 1, 2023 or (D) is held by a non-employee director of the Company, as soon as administratively practicable following the Merger Effective Time, and (ii) in the case of any other Company Option, as soon as administratively practicable following the date(s) on which such Company Option would have vested, if and only if such holder remains continuously employed by the Surviving Entity or its subsidiaries through such vesting date(s);

●	each outstanding award of restricted stock units with respect to Company Common Stock (other than performance-based restricted stock units) (a “Company RSU Award”) was cancelled and terminated and converted into the right to receive from the Surviving Entity an amount in cash (without interest) equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock underlying such Company RSU Award immediately prior to the Merger Effective Time by (y) the Merger Consideration, less any applicable withholding taxes, which shall be payable (i) in the case of any Company RSU Award (A) that is vested as of immediately prior to the Merger Effective Time, (B) which vests by its terms solely as a result of the Merger, (C) was granted prior to January 1, 2023 or (D) is held by a non-employee director of the Company, as soon as administratively practicable following the Merger Effective Time, and (ii) in the case of any other Company RSU Award, as soon as administratively practicable following the date(s) on which such Company RSU Award would have vested, if and only if such holder remains continuously employed by the Surviving Entity or its subsidiaries through such vesting date(s); and

●	each outstanding award of performance-based vesting restricted stock units with respect to Company Common Stock (a “Company PSU Award”) was cancelled and terminated and converted into the right to receive from the Surviving Entity an amount in cash, if any, equal to the product obtained by multiplying (x) the number of shares of Company Common Stock subject to such Company PSU Award (determined assuming that the applicable performance goals were achieved at the greater of “Target” and “actual” level of performance achievement as of the Merger Effective Time) by (y) the Merger Consideration, less any applicable withholding taxes, which shall be payable as soon as administratively practicable following the Merger Effective Time.

The Company’s Long-Term Incentive Plans (as defined in the Merger Agreement) were terminated effective as of the Merger Effective Time, subject to the consummation of the Merger.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and entirely qualified by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 22, 2023.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company requested that The Nasdaq Stock Market LLC (“NASDAQ”) suspend trading of Company Common Stock on June 29, 2023, delist the Company Common Stock from NASDAQ, and file a Form 25 with the SEC to report the delisting of Company Common Stock from NASDAQ. NASDAQ filed a Form 25 on June 29, 2023 to provide notification of such delisting and to effect the deregistration of Company Common Stock under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 with the SEC to terminate the registration of Company Common Stock under the Exchange Act and to suspend the Company’s reporting obligations under the Exchange Act with respect to Company Common Stock. The information set forth in the Introductory Note and under Item 2.01 is incorporated herein by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 is incorporated herein by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the registrant occurred, and the Company became a subsidiary of Parent. Parent funded the Merger Consideration with a combination of equity investments from affiliates of GIC Real Estate, Inc. and Centerbridge Partners, L.P. The information set forth in the Introductory Note and under Items 2.01, 3.01, 3.03, 5.02 and 5.03 is incorporated herein by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, except for Michael Gamzon, who remains as a director of the Surviving Entity, all of the members of the board of directors of the Company immediately prior to the Merger Effective Time ceased to be directors of the Company at the Merger Effective Time and William Rahm, David Sukenik and Sam Fancher became directors of the Company. The information set forth in the Introductory Note and under Item 2.01 is incorporated herein by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Merger Effective Time, the Articles of Amendment and Restatement, as amended, of the Company that were in effect immediately before the Merger Effective Time were amended and restated to be in the form attached hereto as Exhibit 3.1. In addition, at the Merger Effective Time, the Company’s bylaws, as in effect immediately prior to the Merger Effective Time, were amended and restated to be in the form attached hereto as Exhibit 3.2. The information set forth in the Introductory Note and under Item 2.01 is incorporated herein by reference into this Item 5.03.

Item 8.01	Other Events.

On June 29, 2023, the Company issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated February 22, 2023, by and among INDUS Realty Trust, Inc., IR Parent, LLC and IR Merger Sub II, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 22, 2023).

3.1	Amended and Restated Charter of INDUS Realty Trust, Inc.

3.2	Amended and Restated Bylaws of INDUS Realty Trust, Inc.

99.1	Press release issued by the Company on June 29, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS REALTY TRUST, INC.

Date: June 29, 2023	By:	/s/ Jon W. Clark
Jon W. Clark Executive Vice President and Chief Financial Officer